SOUTHPEAK INTERACTIVE TO ACCESS PUBLIC MARKETS THROUGH BUSINESS
COMBINATION WITH GLOBAL SERVICES PARTNERS ACQUISITION CORP.

One of the Fastest Growing Video Game Publishers to Expand Product Offering
and Global Reach

Midlothian, VA, January, 16, 2008 - SouthPeak Interactive, LLC (“SouthPeak”) and Global Services Partners Acquisition Corp. (“GSPAC”) (OTCBB: GSPA, GSPAB, GSPAW, GSPAZ) jointly announced today that they have agreed to a business combination resulting in a new publicly held entity that will be called SouthPeak Interactive Corporation. The transaction will allow SouthPeak to access the public markets to accelerate its growth strategy and take advantage of strong industry growth trends.

SouthPeak is a fast growing video game publisher with a unique production model that exclusively utilizes independent studios to source and produce innovative video games. This model allows the company to leverage leading-edge independent development talent and minimize fixed overhead, thereby maximizing operational flexibility and profits. SouthPeak expects to achieve approximately $30 million in revenues for its fiscal year ending June 30, 2008, representing 140% growth over fiscal year 2007 revenues. Fiscal year 2008 EBITDA is expected to be approximately $4.5 million.

The transaction values SouthPeak at approximately $31 million based on the last sale price of $5.22 for GSPAC's Class B Common Stock as of January 15, 2008. The consideration paid at closing will be comprised of 5,000,000 shares of common stock and $5 million in cash.

The existing executive management team of SouthPeak, Terry Phillips and Melanie Mroz, will become, respectively, Chairman and CEO of the new company. At the closing, SouthPeak’s management will own approximately 42% of the total 11,900,100 shares outstanding in SouthPeak Interactive Corporation.

Rahul C. Prakash, Chairman and CEO of GSPAC, said, “GSPAC's mission was to find a company in a dynamic business sector with high growth, strong operational performance and at an attractive price so that we could create real and lasting value for our stockholders.  We found all of these in SouthPeak.”

Melanie Mroz, CEO of SouthPeak, added, “SouthPeak is already an established player in the industry with significant retail sales expertise. Our unique operating model leverages an expanding universe of game developers to maximize profits and creative potential. We have a winning portfolio of games and a robust development pipeline.” Mroz continued, “The financial resources provided by this transaction will allow us to accelerate our strategy of expanding our product portfolio and continue to outpace the industry in terms of top and bottom-line growth.”

The video game industry is growing rapidly with U.S. video game software sales expected to grow from $6.5 billion in 2006 to $13.6 billion in 2009, according to Goldman Sachs. Global video game software sales are expected to grow to $55 billion by 2009 as reported by PricewaterhouseCoopers.

Terry Phillips, Chairman of SouthPeak, said, “This transaction brings SouthPeak public at an opportune moment in the video game industry. Overall industry sales are growing rapidly and the customer base is diversifying, opening up significant opportunity for new video game products. SouthPeak is very well positioned to deliver unique and profitable game concepts and drive substantial stockholder value as a result.”

Abhishek Jain, President of GSPAC, said, “SouthPeak operates in one of the fastest growing sectors of the media business. They have a highly regarded management team with incredibly deep retail experience and established relationships. The company already has a track record of strong financial performance and is well positioned to scale its unique operating model. We believe that the consideration to be paid for SouthPeak is very favorable to our stockholders and we are very enthusiastic about this transaction.”

After giving effect to the completion of the business combination and the automatic conversion of GSPAC’s Class B Common Stock into ordinary common stock, and assuming that none of its stockholders of Class B Common Stock exercise their conversion rights, there will be 11,900,100 shares outstanding. In addition, there will be 7,517,500 Class W warrants and 6,387,500 Class Z warrants outstanding. The publicly traded Class W and Z warrants are exercisable at $5.00 per share and callable at $7.50 and $8.75, respectively.  The current owners of SouthPeak may earn up to 3,000,000 additional shares, subject to certain earnings and share price targets.  The transaction, which has been unanimously approved by the Board of GSPAC, is subject to GSPAC stockholder approval, regulatory approval and other customary closing conditions.  GSPAC anticipates completing the transaction in April 2008.

About SouthPeak

SouthPeak Interactive, LLC develops and publishes interactive entertainment software for all current hardware platforms including: PLAYSTATION®3 computer entertainment system, PSP® (PlayStation® Portable) system, PlayStation®2 computer entertainment system, Xbox 360™ video game and entertainment system, Wii™, Nintendo DS™ and PC. SouthPeak’s games cover all major genres including action/adventure, role-playing, racing, puzzle/strategy, fighting and combat.  SouthPeak’s products are sold in retail outlets in North America, Europe, Australia and Asia. SouthPeak is headquartered in Midlothian, Virginia, and has offices in Grapevine, Texas and London, England.  www.southpeakgames.com

About GSPAC

Global Services Partners Acquisition Corp.  (OTCBB:  GSPA, GSPAB, GSPAW, GSPAZ) is a blank check company that was formed for the specific purpose of consummating a business combination.  It raised proceeds of approximately $34.7 million through its initial public offering consummated in April 2006, of which approximately $30.2 million was placed in trust.  As of December 31, 2007, GSPAC had approximately $31.8 million in trust which equals approximately $5.31 per Class B share.  Since the offering, GSPAC has dedicated its time to seeking and evaluating business opportunities.

CONTACTS

SouthPeak Media contact: Bill Linn, (415) 867-2100, bill@sandboxstrat.com

GSPAC Investor contact: Rahul C. Prakash & Abhishek Jain, (703) 286-3776

**************************

This press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: market conditions for SouthPeak’s published video games; market performance of SouthPeak’s video games and the related impact on revenue and funds inflows/outflows; operational risks; costs related to the proposed acquisition by GSPAC; failure to gain the required approvals of GSPAC’s stockholders; and risks that the closing of the transaction is substantially delayed or that the transaction does not close. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the pending transaction, SouthPeak Interactive Corporation has filed with the SEC a registration statement on Form S-4, which includes a proxy statement/prospectus for the stockholders of GSPAC. The stockholders of GSPAC are urged to read the registration statement and the proxy statement/prospectus, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about SouthPeak Interactive Corporation, GSPAC and the proposed transaction. The final proxy statement/prospectus will be mailed to stockholders of GSPAC after the registration statement is declared effective by the SEC.  GSPAC stockholders will be able to obtain the registration statement, the proxy statement/prospectus and any other relevant filed documents for free at the SEC’s website (www.sec.gov). These documents can also be obtained for free from GSPAC by directing a request to: Global Services Partners Acquisition Corp., 3130 Fairview Park Drive, Suite 500, Falls Church, Virginia 22042.

A registration statement relating to SouthPeak Interactive Corporation’s securities has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This release includes certain financial information (EBITDA) not derived in accordance with generally accepted accounting principles (“GAAP”). GSPAC believes that the presentation of this non-GAAP measure provides information that is useful to investors as it indicates more clearly the ability of SouthPeak to meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. SouthPeak’s EBITDA was derived by taking projected earnings before interest, taxes, depreciation and amortization as it may be adjusted for certain one-time non-recurring items and exclusions.

All trademarks and copyrights contained herein are the property of their respective holders.